UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 3, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of McCormick & Company, Incorporated (the “Registrant”) approved the freezing of benefits under the McCormick Supplemental Executive Retirement Plan, as amended and restated January 1, 2005 (the “SERP”) with an effective date of February 1, 2017. Although the SERP will be frozen, executives that are participants in the SERP program as of such date, including certain named executive officers, will retain benefits accrued up to that date, based on credited service and eligible earnings, in accordance with the SERP’s terms. In addition, on January 3, 2017, the Registrant approved the freezing of benefits under the McCormick Pension Plan, the defined benefit pension plan available to U.S. employees of the Registrant hired on or prior to December 31, 2011, including certain named executive officers, with an effective date for such freeze of December 1, 2018, and approved certain enhancements to the Registrant’s 401(k) retirement plan, to be effective December 1, 2018.

In connection with these freezes, the Committee approved an amendment and restatement of the Registrant’s 2005 Deferred Compensation Plan. The amendment and restatement establishes a new Non-Qualified Retirement Savings Plan (the “NQRSP”) to provide for additional retirement benefits for certain employees, including the named executive officers. Under the NQRSP, certain management employees in the U.S., including the named executive officers, may defer up to 80% of their total cash compensation (base salary and annual incentive bonus). Employees are permitted to elect separate deferral percentages for the amounts of such compensation under the maximum annual compensation limit established by the IRS for the Registrant’s 401(k) plan, currently $270,000 for 2017 (the “IRS Limit”), and the amounts of compensation in excess of the IRS Limit. Beginning in 2018, the Registrant will make a matching contribution to the deferred compensation account of eligible employees that defer compensation above the IRS Limit, up to 4% of such amount for 2018 and up to 5% of such amount thereafter. Additionally, under the NQRSP, employees, including the named executive officers, that have compensation in excess of the IRS Limit will receive a separate contribution by the Registrant into their deferred compensation account equal to 3% of the employee’s compensation in excess of the IRS Limit (provided that the amount of such contribution will be 7% from February 1, 2017 through the end of 2017, to account for the fact that there is no matching contribution for the first partial calendar year).

In addition, to account for a portion of the benefit that would have been received under the SERP had it not been frozen, the Committee has agreed that (i) certain executives, including Lawrence E. Kurzius, President and CEO, and Michael R. Smith, Executive Vice President and CFO, will receive special one-time grants of restricted stock units during 2017, and (ii) that certain executives, including Messrs. Kurzius and Smith will receive transition credits into their deferred compensation accounts that are a percentage of compensation in excess of the IRS Limit, such transition credits to be contributed over a 46-month period beginning on February 1, 2017 and ending on November 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel and Secretary

Date: January 9, 2017